WRITTEN ACTION OF DIRECTORS
                                       OF
                               AM MARKETING, INC.

We  the  undersigned,   being  the  directors  of  AM  Marketing,  Inc.,  (  the
"Corporation") by written consent hereby given, do hereby take the following actions as actions of the Directors of this Corporation, to wit:

                                        I

WHEREAS,   substantial  changes  in  circumstances  have  occurred  within  this
Corporation since the time of it's incorporation,

WHEREAS, the majority of the directors of the Corporation have authorized the appointment of Mr. Dick Ford its Board of Directors, and as President ,

BE IT RECORDED, that the Directors of this Corporation hereby appoint Mr. Ford to its Board of Directors and as its President, and that it has received his written acceptance of appointment.

Dated: January 2, 2002


                                 /s/ Kevin Ericksteen
                                 ------------------------------
                                 Kevin Ericksteen, Director